UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

MH & SC, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 Castlegate Court Lexington, Kentucky		40502
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (859)_317-1166

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

MH & SC, INCORPORATED

May 30, 2008

Item 5.01. Changes in Control of Registrant.

On May 30, 2008, Cory Heitz, our Chief Executive Officer, privately sold 5,000,000 shares of our common stock, constituting 79.8% of our outstanding shares and all of the shares owned beneficially by him, to Vision Opportunity Master Fund, Ltd. As a result of the privately-negotiated sale, a change in control occurred from Mr. Heitz to Vision Opportunity Master Fund.

Vision Opportunity Master Fund purchased the shares for a total of $345,000 in cash, inclusive of related acquisition costs. The source of the funding for the cash payment was the general working capital of Vision Opportunity Master Fund.

The terms of the purchase and sale transaction were as a result of arm’s-length negotiations between the parties. Neither party had any relationship with the other prior to this transaction.

Our officers and directors were not changed in connection with the purchase and sale transaction.

The foregoing description of the purchase and sale transaction does not purport to be complete and is qualified in its entirety by reference to the full text of a stock purchase agreement, a copy of which is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of April 23, 2008, between Cory Heitz and Vision Opportunity Master Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MH & SC, INCORPORATED

Date: May 30, 2008	By:	/s/ Cory Heitz
Cory Heitz
Chief Executive Officer